SCHEDULE 14A

                               (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (Amendment No. )

      Filed by the registrant |_|
      Filed by a party other than the registrant |X|

      Check the appropriate box:
      |_|   Preliminary proxy statement   |_|   Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
      |_|   Definitive proxy statement
      |X|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

          First Union Real Estate Equity and Mortgage Investments
          -------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                           Gotham Partners, L.P.
          -------------------------------------------------------
                  (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      |_|   Fee paid previously with preliminary materials.
      |_|   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, schedule or registration statement no.:

      (3)   Filing party:

      (4)   Date filed:



FOR IMMEDIATE RELEASE
---------------------

Contacts:   Bill Ackman       or    George Sard/David Reno/Fred Bratman
            David Berkowitz         Sard Verbinnen & Co
            Gotham Partners         (212) 687-8080
            (212) 286-0300

        ALEX. BROWN REPORT SAYS RECENT MEETING WITH GOTHAM PARTNERS
                 YIELDS POSITIVE OUTLOOK SHOULD GOTHAM WIN
                    FIRST UNION REAL ESTATE PROXY FIGHT

      REPORT TARGETS SHARE PRICE OF UP TO $13 IF GOTHAM IS SUCCESSFUL,
                TARGET OF $7 IF CURRENT MANAGEMENT PREVAILS

     NEW YORK, MAY 13, 1998 -- Gotham Partners said today that BT Alex. Brown Incorporated issued an analyst report on May 11th after meeting with Gotham indicating that they were "impressed with Gotham's plans..." for First Union Real Estate (NYSE:FUR) and "more assured that the [Gotham] principals had relationships such that First Union would be provided access to a deal pipeline of attractively priced opportunities."

     BT Alex. Brown indicated in the report that they believed that the stock would appreciate substantially from current levels if Gotham is successful, and indicated that the stock price would drop significantly in the event First Union management wins the proxy battle:

          "Should Gotham lose, we are reiterating our existing price target of $7 and earnings estimates. Should Gotham be successful, we believe the principals at Gotham will move quickly to realize stockholder value, either via selective asset sales or a rapid expansion program. Assigning target prices or earnings estimates under such a scenario is difficult at best, but it appears likely the dilution from both the above average general and administrative costs and the manufacturing arm of Imperial Parking could be eliminated, resulting in an improvement to our estimates of FFO per share to roughly $0.80 from $0.70 (all else being equal), but with the real upside expected to result from what could be a more expansive acquisition program coupled with likely asset sales, which could drive the stock price to the $13 level, or 16 times our potentially revised 1999 estimate of FFO per share."

     The report indicates that within the past three years, BT Alex. Brown or a predecessor has managed or co-managed a public offering of First Union securities. BT Alex. Brown has consented to the use of its report in Gotham's public statements and filings.

     Gotham has proposed expanding First Union's Board of Trustees from nine to 15 members, and has nominated a slate to fill the nine seats that would be up for election at the May 19th special meeting if the proposal is adopted. If you have any questions, please call Bill Ackman, David Berkowitz or David Klafter at Gotham Partners at 212-286-0300.

     Gotham Partners is a private New York investment partnership. First Union is a stapled-stock real estate investment trust (REIT).

                                    # # #